UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 13, 2006

Cyberonics, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-19806	76-0236465
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

100 Cyberonics Blvd., Houston, Texas		77058
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	2812287200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On January 13, 2006, Cyberonics, Inc. (the "Registrant") entered into a Credit Agreement (the "Credit Agreement") with Merrill Lynch Capital, a division of Merrill Lynch Business Financial Services Inc. ("Merrill Lynch"). The description of the Credit Agreement provided below is qualified in its entirety by reference to the full and complete terms of the Credit Agreement, which is attached hereto as Exhibit 10.1.

The Credit Agreement provides for a three-year revolving line of credit in an amount up to $40 million. Availability under the Credit Agreement is limited to 85% of the net collectible value of the Registrant’s eligible accounts receivable plus 60% of its eligible raw materials and finished goods. Interest rates on outstanding borrowings are determined by reference to LIBOR plus 1.75%, as described in the Credit Agreement.

The Credit Agreement contains various representations, warranties and affirmative, negative and financial covenants customary for financings of this type. The negative covenants include certain limitations on transactions with affiliates; the creation of liens, sales of assets; and changes in the business. The only financial covenant is a minimum liquidity requirement.

The Credit Agreement also contains customary defaults including nonpayment of principal, interest, premium or fees; default in the performance of certain covenants; default in performance of any term for more than a 30-day period; and bankruptcy or insolvency. In an event of default under the Credit Agreement, the lenders may suspend or terminate the commitments under the revolving line of credit and declare the amounts outstanding immediately due and payable.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure required by this Item 2.03 is set forth under Item 1.01 of this report on Form 8-K and is hereby incorporated in this Item 2.03 by reference.

Item 9.01 Financial Statements and Exhibits.

10.1 Credit Agreement, dated as of January 13, 2006, by and among Cyberonics, Inc. and Merrill Lynch Capital, a division of Merrill Lynch Business Financial Services Inc., individually as a Lender and as Administrative Agent, sole Bookrunner and Sole Lead Arranger.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cyberonics, Inc.

January 17, 2006	By:	David S. Wise

Name: David S. Wise
Title: Secretary

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Exhibit Index

Exhibit No.	Description

10.1	Credit Agreement, dated as of January 13, 2006, by and among Cyberonics, Inc. and Merrill Lynch Capital, a division of Merrill Lynch Business Financial Services Inc., individually as a Lender and as Administrative Agent, sole Bookrunner and Sole Lead Arranger